Exhibit 99.1

Trovagene to Present at the 7th Annual Biotech Showcase Conference

SAN DIEGO — January 7, 2015 — Trovagene, Inc. (NASDAQ:  TROV), a developer of cell-free molecular diagnostics, today announced that Chief Executive Officer Antonius Schuh, Ph.D. will provide an update on the Company’s progress at the Biotech Showcase 2015 conference at 9:30 a.m. PST on Monday, January 12, 2015. The presentation will take place in D track — Powell room at the Parc 55 Wyndam Hotel in San Francisco. Schuh will be available for one-on-one meetings during the conference, and a copy of the presentation will be available on Trovagene’s Investor Relations page at http://trovagene.investorroom.com/overview.

About Trovagene, Inc.

Headquartered in San Diego, California, Trovagene is leveraging its proprietary technology for the detection and monitoring of cell-free DNA in urine.  The Company’s technology detects and quantitates oncogene mutations in cancer patients for improved disease management. Trovagene’s Precision Cancer MonitoringSM platform is designed to provide important clinical information beyond the current standard of care, and is protected by significant intellectual property including multiple issued patents and pending patent applications globally.

Trovagene Contacts

Investor Relations	Media Relations
David Moskowitz and Amy Caterina	Ian Stone
Investor Relations	Account Director
Trovagene, Inc.	Canale Communications, Inc.
858-952-7593	619-849-5388
ir@trovagene.com	ian@canalecomm.com

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Trovagene Inc.  |  11055 Flintkote Avenue  |  San Diego  |  CA 92121  |  Tel.: USA [+1] 888-391-7992